Ex. 99.1

We are subject to litigation that will be costly to defend or pursue and uncertain in its outcome.

Our business may bring us into conflict with our licensees, licensors or others with whom we have contractual or other business relationships, or with our competitors or others whose interests differ from ours. If we are unable to resolve those conflicts on terms that are satisfactory to all parties, we may become involved in litigation brought by or against us. That litigation is likely to be expensive and may require a significant amount of management’s time and attention, at the expense of other aspects of our business. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business.

A significant adverse determination in any claim against us could adversely affect our operating results or financial condition. For example, as previously disclosed by us, we received a copy of the claim, or the Claim, by Gary D. Aronson’s Creditor, or the Claimant, in the amount of $27,909,706, dated July 13, 2011, against the Estate of William Caldwell, who at the time of his death was our Chief Executive Officer and Chairman of the Board of Directors. The Claim states Mr. Caldwell’s liability arises under a cause of action against us for violations of the Exchange Act, including Section 10(b) of the Exchange Act. In the Claim, the Claimant alleges that in September 2005, he entered into a Settlement Agreement with us pursuant to which he received a warrant to purchase shares of our common stock and that, among other thing, in reliance on misinformation provided to him by the Decedent he exercised his warrant to purchase the such common stock at an inflated price and received fewer shares than he was owed by us under the terms of his warrant. The Claim also alleges that we breached the terms of the warrant by not timely issuing stock after the warrant was exercised, and that we failed to provide proper notice of certain events that allegedly triggered the Claimant’s purported rights to additional shares under the warrant. On August 23, 2011, Gary Aronson filed suit in federal court in Massachusetts against us and Wilmington Trust, N.A., as Special Administrator of the Estate of Decedent William Mackay Caldwell, which reasserts allegations made in the Claim. On August 25, 2011, John S. Gorton filed a substantially similar lawsuit. Aronson and Gorton then filed substantially similar First Amended Complaints. We together with Decedent moved to dismiss Aronson’s and Gorton’s First Amended Complaints. On July 16, 2012, a United States Magistrate Judge issued a report and recommendation concerning our and Decedent’s motions to dismiss. The district court adopted the report and recommendation, dismissing all claims, including those asserting material misrepresentations in violation of the Exchange Act, except for one breach-of-contract claim against us concerning a warrant allegedly issued to William Woodward in breach of the warrants issued to Aronson and Gorton. Aronson and Gorton filed motions for leave to file Second Amended Complaints on October 23, 2012 and October 25, 2012. We did not oppose the motions. The Second Amended Complaints, deemed filed as of November 9 and 12, 2012, reasserted the claim for breach of contract with respect to the Woodward warrant, as well as new breach-of-contract claims against us related to a warrant allegedly issued to Deron Colby, an alleged extension of the exercise periods for stock warrants issued to Andwell, LLC and Nancy Burrows, and alleged stock sales in 2008. We moved to dismiss the second, third, and fourth counts of the Second Amended Complaints on November 30, 2012. A United States Magistrate Judge issued a report and recommendation concerning the motion to dismiss. The district court adopted the report and recommendation, denying the motions to dismiss as to the second and third counts of the Second Amended Complaints, and granting the motion to dismiss the fourth count with leave to amend. On September 25 and 26, 2013, Aronson and Gorton filed their Third Amended Complaints. On October 15, 2013, the Company answered Aronson’s Third Amended Complaint and moved to dismiss Gorton’s Third Amended Complaint for lack of subject-matter jurisdiction.

1

The amount we may be required to pay, in cash or in stock, in connection with any Claim may prove to exceed our estimated reserves and, in the case of payment in the form of stock, may prove to be highly dilutive to our stockholders. Should any judgment or settlement occur that exceeds our estimate, or a new claim arise, or if we become aware of additional information that requires us to adjust our estimation of potential exposure, we may need to adjust our overall reserve and, depending on the amount, such adjustment could be material and adversely affect our operating results or financial condition.

Form 4 filing delays by our Chief Executive Officer have given rise to an investigation by the Securities and Exchange Commission into the delays and our Section 16 compliance procedures, and this investigation may result in penalties and/or sanctions against us.

As previously disclosed by us, in April 2013, it was determined that Gary Rabin, our Chief Executive Officer, failed to report 27 transactions in which Mr. Rabin sold shares of our common stock that took place between February 7, 2011 and January 10, 2013. Mr. Rabin filed a Form 4 under Section 16 of the Securities Exchange Act of 1934 on April 15, 2013 reporting the previously unreported sale transactions and correcting the total number of shares of our common stock that Mr. Rabin owned as of the date of filing of the Form 4. Our board of directors initiated an investigation into this matter upon becoming aware of it. We have been advised by the Securities and Exchange Commission, or SEC, that it is investigating this matter, and we have received requests from the SEC requesting additional information relating to such transactions and the Company’s procedures regarding Section 16 filings. We have cooperated with their investigation and supplied information to the SEC in response to its information requests. If the SEC determines that these or other transactions or the failure to report transactions was a violation of the securities laws, such violations could be imputed to us and the SEC could seek to impose remedies against us. We do not know what the outcome of the SEC’s investigation may be, and we are unable to estimate the probability of liability or the amount of any penalties that might arise, which may be material to our financial condition. Any action by the SEC could require us to expend significant financial and managerial resources and could also result in further volatility in the market price of our common shares. Nothing set forth in the foregoing statement constitutes an express or implied admission by us of any liability under the Securities Act of 1933, the Exchange Act or otherwise.

2